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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE


Deutsche Bank Trust Company Americas          Key Bank USA, National Association
fka, Bankers Trust Company                    800 Superior Avenue, 4th Floor
280 Park Avenue 9th Floor                     Cleveland, Ohio 44114
New York, NY 10017                            ATTN: Senior Vice President
Attn: Corporate Trust & Agency Group          Key Education Resources
Structured Finance                            Phone: (216) 828-9342
Phone: (212) 454-4298                         Fax:   (216) 828-9301
Fax:   (212) 454-2331


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 1999-A, as Issuer, and Bankers Trust Company, as Indenture Trustee, dated January 1, 1999, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2002, through December 31, 2002, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                                 KEYCORP STUDENT LOAN TRUST 1999-A,
                                 as Issuer
                                 by:    Bank One, National Association
                                        FKA, The First National Bank of Chicago
                                        as Eligible Lender Trustee


                                 By:    /S/ JEFFREY L. KINNEY
                                    --------------------------------------------
Date: March 14, 2003             Name:  Jeffrey L. Kinney
                                 Title: Vice President